Exhibit 99.4

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by New Fortress Energy LLC on Form S-1 and each related Prospectus and each further amendments or supplements thereto.

Dated: November 9, 2018	/s/ David J. Grain
Name: David J. Grain